Exhibit 10.1

Termination Agreement

This is the Termination Agreement by and between ABM Industries Incorporated, a Delaware corporation having a principal place of business in New York, New York (“ABM”), and International Business Machines Corporation, a New York corporation having a principal place in Somers, New York (“Supplier”). It is entered into under the Master Professional Services Agreement by and between ABM and Supplier dated October 1, 2006 (“Agreement”), as such Agreement has been amended, and provides for the termination of all remaining Services for convenience by agreement of the Parties. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement and references to Exhibits or Schedules shall refer to the applicable Exhibits or Schedules to the Agreement.

WHEREAS, ABM and Supplier executed a Statement of Work dated September 6, 2011, under the Agreement which provides for the provision by Supplier of certain design and build services in connection with the construction of ABM’s new primary data center in Alpharetta, Georgia;

WHEREAS, ABM and Supplier also executed a Statement of Work dated August 24, 2011, under the Agreement which provides for the relocation by Supplier of certain ABM IT environments now supported by Supplier from Supplier’s data center in Dallas, Texas, to ABM’s new primary data center in Alpharetta, Georgia; and

WHEREAS, the design and build of ABM’s new primary data center and the migration of the ABM IT environments currently supported by Supplier to that data center are expected to be completed by February 29, 2012.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, ABM and Supplier (the “Parties” and each, a “Party”) hereby agree as follows:

1.	Terminated Services

The Term of the Agreement and all Services provided by Supplier under the Agreement, including all Services associated with the ABM IT environments now supported by Supplier in its Dallas data center, shall terminate for convenience effective as of the successful completion of the design and build of ABM’s new primary data center and the relocation of the environments currently supported by Supplier to that data center, both of which are expected to be completed by February 29, 2012.

For the avoidance of doubt, it is understood and agreed that the termination shall be effective only if and when the aforementioned design, build and relocation activities are successfully completed and that the effective date of such termination shall be extended if the completion of such activities is delayed for any reason.

The Parties acknowledge and agree that this termination for convenience has been agreed to by both Parties and that, notwithstanding Section 20.2 of the Agreement, ABM is not obligated to provide notice to Supplier a specific number of days or months prior to the effective date of such termination.

2.	Termination Charges

The Parties acknowledge and agree that, notwithstanding Section 20.2 and Schedule N of the Agreement, ABM is not obligated to pay any Termination Charges, including any wind-down costs, stranded costs, early termination fees or redeployment costs, in connection with the above-referenced termination for convenience.

3.	Continued Provision of Services

In addition to the Services described in the aforementioned Statements of Work, Supplier shall continue to provide the Services associated with the ABM Equipment, Software and Systems currently supported in its Dallas data center to and until the effective date of the termination for convenience referenced in Section 1 above. Supplier shall continue to provide such Services, and ABM shall continue to pay for such Services, in each case subject to and in accordance with the Agreement.

4.	Termination Assistance Services

At ABM’s request, Supplier shall provide Termination Assistance Services requested by ABM , and ABM shall pay for such Termination Assistance Services, in each case subject to and in accordance with Section 4.3 of the Agreement.

5.	THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS TERMINATION AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed by their respective duly authorized representatives as of October 11, 2011.

ABM Industries Incorporated

International Business Machines
Corporation

By: /s/ Doug Gilbert

By: /s/ Chris Kinsey

Title:  Chief Information Officer

Title: Project Executive

Date: October 11, 2011

Date: October 11, 2011